Exhibit 5.1

10250 Constellation Blvd., Suite 1100
Los Angeles, California 90067
Tel: +1.424.653.5500 Fax: +1.424.653.5501
www.lw.com
FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
August 13, 2026	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Houlihan Lokey, Inc.

5th Floor

10250 Constellation Boulevard

Los Angeles, California 90067

Re:	Registration Statement on Form S-3 (No. 333-298200); 365,078 shares of Class A Common Stock, par value $0.001 per share.

To the addressees set forth above:

We have acted as special counsel to Houlihan Lokey, Inc., a Delaware corporation (the “Company”), in connection with the offering of 365,078 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”) issuable upon conversion of an equal number of shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), to be sold by certain selling stockholders as described in the Prospectus (as defined below). The offering and sale of the Shares is covered by the above-referenced Registration Statement (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), a base prospectus dated August 10, 2026 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”) and a prospectus supplement dated August 13, 2026 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the sale of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

August 13, 2026

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, (i) the Shares have been duly authorized by all necessary corporate action of the Company and, (ii) upon the conversion of the Class B Common Stock into Class A Common Stock in accordance with the Company’s Second Amended and Restated Certificate of Incorporation dated September 21, 2023, the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated August 13, 2026 and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP